Heritage

                      ASSIGNMENT OF OPTION AGREEMENT

     THIS ASSIGNMENT OF OPTION AGREEMENT ("Assignment") is made this 3rd day of September, 1998 between MERIDIAN HEALTHCARE, INC., a Pennsylvania corporation formerly known as MHC Acquisition Corporation ("Assignor"), and ET SUB-MERIDIAN LIMITED PARTNERSHIP, L.L.P., a Virginia limited liability partnership ("Assignee").

     WHEREAS, pursuant to that certain Option Agreement dated as of November 30, 1993 (the "Option Agreement"), among Assignor, Heritage Associates Limited Partnership (the "Partnership") and those persons designated on the signature page of the Option Agreement as Sellers
(the "Sellers"), (i) the Sellers granted to Assignor the right, privilege and option to purchase all of the partnership interests in the Partnership on the terms and conditions set forth therein and (ii) the Partnership granted to Assignor the right, privilege and option to acquire certain real property located in Baltimore County, Maryland and more particularly described on Exhibit A hereto together with associated real and personal property on the terms and conditions set forth therein; and

     WHEREAS, Assignor and Assignee are parties to that certain Asset Transfer Agreement of even date herewith (the "Purchase Agreement"), providing, among other things, for the sale, transfer, and conveyance to Assignee of the Option Agreement and all of Assignor's right, title and interest in and to the Option Agreement and the option to acquire the Interests (as defined in the Option Agreement) and the Premises (as defined in the Option Agreement) on the terms and conditions therein set forth; and

     WHEREAS, pursuant to the Purchase Agreement, Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the Option Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such term in the Purchase Agreement.

     2. Assignor does hereby grant, bargain, convey, transfer, assign and deliver to Assignee all of Assignor's right, title and interest in and to the Option Agreement and the right to acquire the Interests and the Premises as specifically provided for in the Option Agreement. Assignee hereby accepts all of the right, title and interest of Assignor in and to the Option Agreement.

     3. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     4. This Assignment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and in accordance with the laws of the State of Maryland (but not including the choice-of-law rules thereof).

     5. This Assignment may be signed in two or more counterparts, none of which need contain the signatures of all of the parties hereto, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Assignment to produce or account for more than the number of counterparts containing the respective signatures on behalf of all the parties hereto.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment of Option Agreement or have caused this Assignment of Option Agreement to be executed as of the day first above written.

                                  ASSIGNOR:

                                  MERIDIAN HEALTHCARE, INC., a
                                  Pennsylvania corporation



                                  By:  /s/ Ira C. Gubernick
                                  Ira C. Gubernick
                                  Vice President


                                  ASSIGNEE:

                                  ET SUB-MERIDIAN LIMITED PARTNERSHIP,
                                  L.L.P., a Virginia limited partnership

                                  By: ET Meridian, L.L.C., a Delaware
                                  limited liability company, sole general
                                  partner



                                  By: /s/ Edward B. Romanov, Jr.
                                  Edward B. Romanov, Jr.
                                  Sole Member



STATE OF:  NEW YORK  )
                     ) ss:
COUNTY OF: NEW YORK  )


     I HEREBY CERTIFY that on this 2nd day of September, 1998, before me, the undersigned, a notary public of said State, personally appeared Ira C. Gubernick who acknowledged himself to be the Vice President of Meridian Healthcare, Inc., a Pennsylvania corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the foregoing instrument for the purposes therein contained as the duly authorized officer of the corporation by signing the name of the corporation by himself as Vice President.

     WITNESS my hand and notarial seal.



                              /s/ Kimberley J. Frank
                              Notary Public

My commission expires:

(Notarial Seal)


STATE OF:  NEW YORK  )
                     ) ss:
COUNTY OF: NEW YORK  )


     I HEREBY CERTIFY that on this 2nd day of September, 1998, before me, the undersigned, a notary public of said State, personally appeared Edward
B. Romanov, Jr., who acknowledged himself to be the sole member of ET Meridian, L.L.C., the general partner of ET Sub-Meridian, L.L.P., a Virginia limited partnership, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the foregoing instrument for the purposes therein contained as the duly authorized officer of the general partner of said limited partnership by signing the name of the limited partnership by himself as sole member of its general partner.

     WITNESS my hand and notarial seal.



                              /s/ Kimberley J. Frank
                              Notary Public

My commission expires:

(Notarial Seal)



                                Exhibit A

                             Legal Description


                              (To be attached)